UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

ONEMEDNET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40386	86-2076743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6385 Old Shady Oak Road, Suite 250

Eden Prairie, MN 55344

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 800-918-7189

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	ONMD	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ONMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

Effective as of June 4, 2024, OneMedNet Corporation (the “Company”) entered into an Amendment (the “Amendment”) to the Securities Purchase Agreement (attached at Exhibit 10.1) dated as of March 28, 2024 with its investors. The Amendment clarifies that the closing of the initial tranche (the “Initial Tranche”) shall occur, promptly following the date on which the Company refiles with the SEC, the registration statement on Form S-1 registering the investor shares issuable pursuant to the notes and warrants. The proceeds from the note or warrants issued in the Initial Tranche shall be released in accordance with Section 2.2(e)(i). The Amendment also amends Section 2.2(e)(i) in its entirety to provide that $350,000 of the Initial Tranche, minus applicable closing costs, will be immediately released to the Company upon the Company’s refiling of the registration statement on Form S-1. The Amendment also replaces Section 6.1(a)(xiii) to defer the effective date of the lock-up agreements to commence upon the effectiveness of the Company’s Form S-1 and increases the major shareholder threshold for the lock-up agreements from 4% to 10%.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 10.1	Amendment to the Securities Purchase Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMEDNET CORPORATION

Date: June 6, 2024
	By:	/s/ Aaron Green
	Name:	Aaron Green
	Title:	Chief Executive Officer